EXHIBIT (C)(3)
                                 --------------

                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------

          STOCK SUBSCRIPTION AGREEMENT dated as of March 24, 1999 (this "AGREEMENT") by and between, Ferrer Freeman Thompson & Co. ("FFT"), on behalf of Health Care Capital Partners L.P. and as its general partner and on behalf of Health Care Executive Partners L.P. and as its general partner (collectively, "BUYERS"), and Yankee Acquisition Corp., a Delaware corporation ("NEWCO").

                                    RECITALS:
                                    ---------
          Newco and Concentra Managed Care, Inc., a Delaware corporation ("CONCENTRA"), are parties to an Agreement and Plan of Merger dated as of March 2, 1999, and amended and restated as of the date hereof (as so amended, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Newco will merge with and into Concentra (the "MERGER"), (ii) each outstanding share of common stock, par value $0.01 per share ("CONCENTRA COMMON STOCK"), of Concentra outstanding immediately prior to the Merger (other than shares of Concentra Common Stock owned by Concentra or Newco or their affiliates) will be converted into the right to receive $16.50 per share in cash, without interest, (iii) each outstanding share of common stock, par value $0.01 per share ("NEWCO COMMON STOCK"), of Newco will be converted into one share of Concentra Common Stock and (iv) each outstanding share of Class A common stock, par value $0.01 per share ("NEWCO CLASS A COMMON STOCK"), of Newco will be converted into one share of Class A common stock, par value $0.01 per share ("CONCENTRA CLASS A COMMON STOCK"), of Concentra.

          All of the issued and outstanding Newco Common Stock is currently owned by Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS").

          Newco desires to issue and sell newly issued shares of Newco Class A Common Stock to Buyers upon the terms and subject to the conditions hereinafter set forth.

          Buyers have conditioned its purchase of the shares of Newco Class A Common Stock to be purchased by it hereunder on Newco making certain representations and warranties to it hereunder and, in order to induce Buyers to purchase such shares and in connection with the transactions contemplated to occur on the Closing Date (as defined below), including the Merger, Newco is willing to make such representations and warranties.

                                    AGREEMENT
                                    ---------

          NOW, THEREFORE, the parties hereto agree as follows:

                                     ARTICLE

                                PURCHASE AND SALE
                                -----------------

          Section 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Newco agrees to issue and sell to each Buyer, and each Buyer agrees to purchase from Newco, the number of shares of newly issued Newco Class A Common Stock (collectively, the "PURCHASE STOCK") set forth opposite its name on Schedule I hereto. The purchase price for the Purchase Stock is $16.50 per share (the "PER SHARE PURCHASE Price") and the aggregate purchase price for all the Purchase Stock is $30,599,993 (the "AGGREGATE PURCHASE Price").

          Section 2.1 CLOSING. The closing (the "CLOSING") of the purchase and sale of the Purchase Stock hereunder shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, immediately prior to the consummation of the Merger. At the Closing, (a) FFT, on behalf of each Buyer, shall deliver to Newco, in immediately available funds, the Aggregate Purchase Price by wire transfer to an account designated by Newco not later than one business day prior to the date of the Closing (the "CLOSING DATE") and (b) Newco shall deliver to each Buyer, certificates for such Buyer's Purchase Stock, duly registered in the names of each Buyer.

                                     ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF NEWCO
                     ---------------------------------------

          Newco represents and warrants to Buyers as of the date hereof that:

          Section 2.1 CORPORATE EXISTENCE AND POWER: NEWLY FORMED CORPORATION. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Newco was incorporated solely for the purpose of effectuating the transactions contemplated in the Merger Agreement (including the transactions contemplated by this Agreement) and has not conducted any business or entered into any agreements or commitments except with respect to the foregoing.

          Section 2.2 AUTHORIZATION. The execution, delivery and performance by Newco of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby are within Newco's corporate powers and have been duly authorized by all necessary corporate action on the part of Newco. Each of this Agreement and the Merger Agreement has been duly executed and delivered by Newco. Each of this Agreement and the Merger Agreement constitutes a valid and binding agreement of Newco, enforceable against Newco in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification arid contribution, as limited by considerations of public policy.

          Section 2.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Newco of this Agreement and the Merger Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except for (i) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports under and such other compliance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), and the rules and regulations thereunder as may be required in connection with the Merger Agreement, this Agreement and the transactions contemplated thereby and hereby, (iii) the filing of a certificate of merger with the Secretary of State of the State of Delaware,
(iv) such filings and approvals as may be required by any applicable state securities "blue sky" or takeover laws, (v) such as have been obtained, or (vi) except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of Newco to perform its obligations hereunder or thereunder.

          Section 2.4 NONCONTRAVENTION. The execution, delivery and performance by Newco of this Agreement and the Merger Agreement do not and will not (i) violate the certificate of incorporation or bylaws of Newco, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Newco, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Newco or to a loss of any benefit to which Newco is entitled under any provision of any agreement or other instrument binding upon Newco or any of its assets or properties or (iv) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance (each, a "LIEN") on any property or asset of Newco.

          Section 2.5 CAPITALIZATION. The authorized capital stock of Newco consists of 105,000,000 shares of Newco Common Stock, 20,000,000 shares of preferred stock, par value $0.01 per share and 5,000,000 shares of Newco Class A Common Stock. Immediately prior to the Closing, the outstanding capital stock of Newco will be 10 shares of Newco Common Stock and no shares of preferred stock. Immediately prior to the Closing, WCAS will own all of the issued and outstanding shares of capital stock of Newco. Immediately after the Closing, but prior to the effective time of the Merger, the outstanding capital stock of Newco, will be 23,742,187 shares of Newco Common Stock, 1,854,545 shares of Newco Class A Common Stock and no shares of preferred stock. Except as set forth in this Section 2.5 or on Schedule 2.5 there are, and immediately after the Closing but prior to the Merger there will be, no outstanding (i) shares of capital stock or voting securities of Newco, (ii) securities of Newco convertible into or exchangeable for shares of capital stock or voting securities of Newco, (iii) options or other rights to acquire from Newco, or other obligation of Newco to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Newco or (iv) obligation of Newco to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in clause (i), (ii), or (iii). The Newco Class A Common Stock shall have the rights and other terms set forth in the Amended and Restated Charter of Newco attached hereto as Exhibit A.

          Section 2.6 LITIGATION. Except as set forth on Schedule 2.6 hereto, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Newco, threatened against or affecting Newco before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement or which would reasonably be expected to have a material adverse effect on the ability of Newco to perform its obligations under this Agreement or the Merger Agreement or to consummate the Merger or on the business, properties, financial condition or results of operations of Concentra after the Merger.

          Section 2.7 VALID ISSUANCE OF SECURITIES. The shares of Purchase Stock which are being issued to Buyers hereunder have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be fully paid and nonassessable.

                                     ARTICLE 3

                     REPRESENTATION AND WARRANTIES OF BUYERS
                     ---------------------------------------

          Each Buyer represents and warrants to Newco as of the date hereof that:

          Section 3.1 EXISTENCE AND POWER. Such Buyer is a corporation, limited partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          Section 3.2 AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement and the consummation of the transactions contemplated hereby are within its corporate, partnership or limited liability company, as the case may be, powers and have been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer. This Agreement constitutes a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy.

          Section 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Buyer of this Agreement require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except for (i) filings under the HSR Act, (ii) such filings and approvals as may be required by any applicable state securities "blue sky" laws, (iii) such as have been obtained, or (iv) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of such Buyer to perform its obligations hereunder.

          Section 3.4 NONCONTRAVENTION. The execution, delivery and performance by such Buyer of this Agreement do not and will not (i) violate, if such Buyer is a corporation, the certificate of incorporation or bylaws of such Buyer, if such Buyer is a limited partnership, the certificate of limited partnership or agreement of limited partnership of such Buyer, or, if such Buyer is a limited liability company, the certificate of formation or limited liability company agreement of such Buyer, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Buyer, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Buyer or to a loss of any benefit to which such Buyer is entitled under any provision of any agreement or other instrument binding upon such Buyer or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of such Buyer.

          Section 3.5 PURCHASE FOR INVESTMENT. Such Buyer is purchasing its Purchase Stock for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

          Section 3.6 PRIVATE PLACEMENT. () Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding its Purchase Stock for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in its Purchase Stock.

          (b) Such Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in its Purchase Stock or such Buyer has been advised by a representative possessing such knowledge and experience.

          (c) Such Buyer understands that the Purchase Stock acquired hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there will be substantial restrictions on the transferability of the Purchase Stock and that for an indefinite period following the date hereof there will be no public market for the Purchase Stock and that, accordingly, it may not be possible for such Buyer to sell the Purchase Stock in case of emergency or otherwise.

          (d) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with the investment in the Purchase Stock, and such Buyer understands and is aware of the risks related to such investment.

          (e) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Newco, Concentra and their respective representatives concerning the terms and conditions of the acquisition of the Purchase Stock and related matters and to obtain all additional information which such Buyer or its representatives deem necessary.

          (f) Such Buyer is an "ACCREDITED INVESTOR" as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          Section 3.7 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          Section 3.8 BROKERS OR FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of such Buyer who might be entitled to any fee or commission from Concentra, Newco or such Buyer upon consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 4

                          COVENANTS OF NEWCO AND BUYERS
                          -----------------------------

          Section 4.1 STOCKHOLDERS' AND REGISTRATION RIGHTS AGREEMENT. Newco and each Buyer agree that they shall use their reasonable best efforts to enter into a stockholders' agreement and a registration rights agreement (the "ANCILLARY AGREEMENTS") containing the terms set forth on Schedule 4.1.

          Section 4.2 FURTHER ASSURANCES. Newco and each Buyer agree that, from time to time, whether on or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

                                    ARTICLE 5

                              CONDITIONS TO CLOSING
                              ---------------------

          Section 5.1 CONDITIONS TO OBLIGATIONS OF BUYERS AND NEWCO. The obligations of Buyers and Newco to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions:

          (a) No provision of any applicable law, rule or regulation and no judgment, injunction, order or decree by any governmental entity of competent jurisdiction shall prohibit the consummation of the Closing or the Merger.

          (b) All material actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

          (c) Newco shall have received an equity contribution of at least $346,900,000 from WCAS and affiliated investors.

          (d) The  conditions  to the  consummation  of the  Merger set forth in
     Article 6 of the Merger Agreement, other than those to be satisfied at the effective time of the Merger, shall have been satisfied or waived.

          Section 5.2 CONDITIONS TO OBLIGATIONS OF BUYERS. The obligation of each Buyer to consummate the transactions contemplated hereby is subject to the satisfaction of the following further conditions:

          (a) (i) Newco shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date and (ii) the representations and warranties of Newco contained in this Agreement shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

          (b) Each of Concentra and WCAS shall have executed and delivered the Ancillary Agreements on terms consistent with Section 4.1 hereof and reasonably satisfactory to FFT, on behalf of Buyers.

          (c) Newco shall not have waived any of the conditions to the Merger contained in Sections 6.1 or 6.3 of the Merger Agreement nor have altered, amended or modified the Merger Agreement without the prior consent of FFT, on behalf of Buyers, which consent shall not be unreasonably withheld.

          (d)   Arrangements   for  equity   participation,   in  the  surviving
     corporation of the Merger, by management of Concentra shall be reasonably acceptable to FFT, on behalf of Buyers.

          (e) FFT, on behalf of Buyers, shall have received all documents it may reasonably request relating to the existence of Newco and the authority of Newco for this Agreement, all in form and substance reasonably satisfactory to FFT, on behalf of Buyers.

          Section 5.3 CONDITIONS TO OBLIGATION OF NEWCO. The obligation of Newco
to  consummate  the   transactions   contemplated   hereby  is  subject  to  the
satisfaction of the following further conditions:

          (a) (i) Each Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of such Buyer contained in this Agreement shall be true in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

          (b) Each Buyer and Concentra shall have executed and delivered the Ancillary Agreements on terms consistent with Section 4.1 hereof and reasonably satisfactory to Newco.


                                     ARTICLE 6

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION
           -----------------------------------------------------------

          Section 6.1 SURVIVAL. Except for the representations and warranties contained in Sections 2.5 and 2.7, which shall survive indefinitely, the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until twelve months after the Closing Date, and thereafter shall terminate and be of no further force or effect.

          Section 6.2 INDEMNIFICATION. () Newco hereby indemnifies, severally and not jointly, each Buyer and its affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Newco pursuant to this Agreement; PROVIDED that with respect to any Buyer, (i) Newco shall not be liable under this Section 6.2(a) unless the aggregate amount of Damages with respect to all matters referred to in this
Section 6.2(a) for which such Buyer has sought indemnification exceeds $100,000 and then only to the extent of such excess and (ii) the indemnifying parties' aggregate maximum liability under this Section 6.2(a) shall not exceed the amount of the Aggregate Purchase Price paid by such Buyer to Newco.

          (b) Each Buyer hereby indemnifies, severally and not jointly, Newco and its affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement; PROVIDED that (i) such Buyer shall not be liable under this Section 6.2(b) unless the aggregate amount of Damages with respect to all matters referred to in this
     Section 6.2(b) exceeds $100,000 and then only to the extent of such excess and (ii) such Buyer's maximum liability under this Section 6.2(b) shall not exceed the amount of Aggregate Purchase Price paid by such Buyer to Newco.

          Section 6.3 EXCLUSIVITY. After the Closing, Section 6.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.


                                     ARTICLE 7

                                   TERMINATION

          Section 7.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Newco and FFT, on behalf of Buyers;

          (b) by either Newco, on the one hand, or FFT, on behalf of Buyers, on the other hand, if the Closing, shall not have been consummated as of the close of business on August 31, 1999, PROVIDED that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

          (c) by Newco, on the one hand, or FFT, on behalf of Buyers, on the other hand, if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

          Section 7.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, member, director, officer, employee, agent, consultant or representative of such party) to any of the other parties to this Agreement and this Agreement shall become void and of no further force or effect; PROVIDED that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) material breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be liable for such breach prior to such termination. Notwithstanding the foregoing, the provisions of Sections 8.3, 8.5, 8.6 and 8.7 shall survive any termination hereof pursuant to Section 7.1.

          Section 7.3 RESCISSION. If the Closing shall occur but the Merger shall not have been consummated by the close of business on the third business day following the Closing, then the purchase and sale of the Purchase Stock shall be rescinded, Newco shall return to Buyers the Aggregate Purchase Price paid by them for the Purchase Stock and Buyers shall return to Newco the certificates representing the Purchase Stock. Upon any such rescission, the parties hereto shall be treated for all purposes as if the Closing had not occurred, including without limitation with respect to rights to terminate this Agreement as provided in Section 7.1.


                                    ARTICLE 8

                                  MISCELLANEOUS

          Section 8.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

                  if to Newco, to:

                           Yankee Acquisition Corp.

                           c/o Welsh, Carson, Anderson & Stowe, VIII L.P 320 Park Avenue, Suite 2500
                           New York, New York 10022
                           Attention:  Paul B. Queally
                           Fax:  (212) 893-9566

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Attention:  Othon A. Prounis
                           Fax:  (212) 841-5725

                  if to any Buyer, to it:

                           c/o Ferrer Freeman Thompson & Co.
                           The Mill


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


                           10 Glenville Street
                           Greenwich, Conncecticut  06831
                           Attention:  Carlos Ferrer
                           Fax:  (203) 532-8016

                   with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Attention:  David Golay
                           Fax:  (212) 859-8164

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

          Section . AMENDMENTS AND WAIVERS. () Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          () No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 8.3 EXPENSES. () All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, except that if the Closing shall occur, Newco shall reimburse Buyers for all documented out-of-pocket expenses incurred by them, including, without limitation, the reasonable fees and expenses of one counsel for all Buyers, up to, but not in excess of, $100,000 in the aggregate for all such expenses.

          (b) In the event that Newco receives the Company Termination Fee (as defined in the Merger Agreement) from Concentra, Buyers will be entitled to
     (i) a portion thereof (the "PRO RATA PORTION") calculated by multiplying the amount of the Company Termination Fee less the portions of the Termination Fee payable to the entities set forth on Schedule 5.4(b) of the Merger Agreement by a fraction the numerator of which is the total number of


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


     shares set forth on Schedule 1 and the denominator of which is the total number of shares of Concentra Common Stock and Concentra Class A Common Stock expected to be outstanding immediately after the Merger as set forth in Section 2.5 hereof and (ii) reimbursement for all its fees and expenses to the extent recoverable from Concentra pursuant to Section 5.3 of the Merger Agreement and the Pro Rata Portion of its fees and expenses actually reimbursed by Concentra to the extent the total amount of fees and expenses recoverable from Concentra pursuant to Section 5.3 of the Merger Agreement exceeds the limitations provided therein.

          Section 8.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon any inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto (it being agreed that a merger (including the Merger) shall not be deemed an assignment requiring the consent of Buyers). Notwithstanding the foregoing, Buyers may assign their rights under this Agreement or the right to receive any of the Purchased Shares under this Agreement to any general or limited partner of Buyers or FFT or any affiliates (as defined in Rule 405 promulgated under the Securities Act) of Buyers or FFT (collectively, the "FFT PARTIES" and each an "FFT PARTY"), who are reasonably acceptable to Newco; PROVIDED that any such FFT Party executes an assumption agreement reasonably satisfactory in form and substance to Newco whereby such FFT Party makes certain representations and warranties as set forth in this Agreement and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement.

          Section 8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          Section 8.6 JURISDICTION. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

          Section 8.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


          Section 8.8 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 8.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

          Section  8.10   CAPTIONS.   The  captions   herein  are  included  for
convenience of reference only and shall be ignored in the construction or interpretation hereof.

          Section 8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

          Section 8.12 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.






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


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            YANKEE ACQUISITION CORP.

                                        By: /s/ PAUL B. QUEALLY
                                            ------------------------------------
                                            Name: Paul B. Queally
                                            Title: President


                                        FERRER FREEMAN THOMPSON & CO., LLC.


                                        on behalf of HEALTH CARE CAPITAL
                                        PARTNERS L.P. and as its General Partner

                                                and

                                        on behalf of HEALTH CARE EXECUTIVE
                                        PARTNERS L.P. and as its General Partner

                                        By: /s/ ROBERT T. THOMPSON
                                           -------------------------------------
                                           Name:  Robert T. Thompson
                                           Title: Member


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